UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2007

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 14, 2007, our Board of Directors elected Mary B. Cranston to serve as a Class III director. Pursuant to the terms of our 2006 Equity Incentive Plan, on November 14, 2007 Ms. Cranston was automatically granted an option to purchase 50,000 shares of our common stock. The exercise price of the option is the closing market price of our common stock on November 14, 2007. The option will vest and become exercisable as to 1/36th of the covered shares each month following the grant date, with the last 1/36th vesting on the day prior to our annual stockholder meeting in the third calendar year following the date of grant. Ms. Cranston will also be entitled to the standard non-employee director compensation arrangements as described in our 2007 proxy statement filed with the Securities and Exchange Commission on April 16, 2007. Ms. Cranston was also appointed to serve on our Board's Nominating and Corporate Governance Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 13, 2007, our Board of Directors voted to amend our Bylaws as follows:

-- Section 3.2 was amended to increase the size of the Board of Directors from nine members to ten members. This amendment was effective on November 14, 2007.

-- Sections 8.4 and 8.10 were amended, effective immediately, to clarify that the rights and actions described therein are also applicable to uncertificated shares of our stock.

The foregoing description of the amendments to our Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibit No. Description
3.1 Amended and Restated Bylaws of Juniper Networks, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

November 19, 2007	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Juniper Networks, Inc.